Exhibit 99.1

FOR IMMEDIATE RELEASE
November 2, 2016

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP. REPORTS $1.48 NET INCOME
PER COMMON SHARE FOR THE THIRD QUARTER AND
$20.55 NET BOOK VALUE PER COMMON SHARE
Bethesda, MD - November 2, 2016 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended September 30, 2016 of $67.9 million, or $1.48 per common share, and net book value of $20.55 per common share. Economic return, defined as dividends and the change in net book value, was 7.6% for the quarter, or 30.4% on an annualized basis.
THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$1.48 net income per common share

•	$0.48 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization expense, compared to $0.46 per common share for the previous quarter (1)

◦
Includes $0.09 per common share of dollar roll income associated with the Company's $0.7 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.01) per common share of estimated “catch-up” premium amortization expense due to change in projected constant prepayment rate (“CPR”) estimates

◦	Excludes $(0.05) per common share of net servicing loss and $0.01 per common share of net healthcare income

•	$0.40 dividend per common share

•	$20.55 net book value per common share as of September 30, 2016

◦	Increased $1.08 per common share, or 5.5%, from $19.47 as of June 30, 2016

•	7.6% economic return on common equity for the quarter, or 30.4% annualized

◦	Comprised of $0.40 dividend and $1.08 increase in net book value per common share

MTGE Investment Corp.
November 2, 2016

ADDITIONAL THIRD QUARTER 2016 HIGHLIGHTS

•	$5.6 billion investment portfolio as of September 30, 2016

◦	$3.0 billion agency securities

◦	$1.2 billion net long TBA

◦	$1.3 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

◦	$0.1 billion healthcare real estate investments

•	5.0x “at risk” leverage on agency and non-agency securities as of September 30, 2016, compared to 4.9x as of June 30, 2016

◦	3.7x excluding net long TBA mortgage position as of September 30, 2016

•	13.0% average CPR for agency securities for the quarter

◦	10.1% projected life CPR for agency securities as of September 30, 2016

•	2.12% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization expense

◦	Excludes 6 bps of “catch-up” premium amortization expense

◦	A decrease from 2.17% for the prior quarter, excluding 18 bps of “catch-up” premium amortization expense

MANAGEMENT REMARKS

“MTGE continued its strong 2016 performance with a 7.6% economic return in the third quarter, or 30% on an annualized basis,” said Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. “Our net book value increased by 5.5% during the quarter, driven by spread tightening across both agency and non-agency securities. This spread tightening was most pronounced in our non-agency portfolio, in particular our credit risk transfer securities, which continued to benefit from strong housing fundamentals and conservative underwriting standards.

“Looking ahead, we are excited about MTGE’s investment outlook given the combination of the solid housing market fundamentals within the conforming mortgage market, the improved funding outlook for agency MBS, and our view that global interest rates will remain ‘lower for longer.’ In addition, MTGE’s expansion into healthcare real estate provides a new source of attractive investment opportunities, as well as portfolio diversification benefits. Against this backdrop, we believe our diversified portfolio is well positioned to produce attractive risk-adjusted returns.”

NET BOOK VALUE

As of September 30, 2016, the Company's net book value per common share was $20.55, an increase of $1.08 per common share, or 5.5%, from its June 30, 2016 net book value per common share of $19.47. The increase in the Company's net book value per common share was primarily due to unrealized gains on non-agency securities during the quarter, as well as the outperformance of agency MBS relative to interest rate hedges.

MTGE Investment Corp.
November 2, 2016

INVESTMENT PORTFOLIO

As of September 30, 2016, the Company's investment portfolio included $3.0 billion of agency MBS, $1.2 billion of net long TBA positions, $1.3 billion of non-agency securities, $0.1 billion of MSR and $0.1 billion of healthcare real estate investments.

As of September 30, 2016, the Company's fixed rate agency investments were comprised of $0.5 billion 15 year MBS, $0.2 billion 20 year MBS, $2.2 billion 30 year MBS, $0.3 billion 15 year net long TBA securities and $0.9 billion 30 year net long TBA securities. As of September 30, 2016, 15 year fixed rate investments represented 19% of the Company's agency investment portfolio, consistent with June 30, 2016, and 30 year fixed rate investments represented 74% of the Company's agency portfolio, an increase from 73% as of June 30, 2016.

As of September 30, 2016, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $1.2 billion, with a net carrying value of $4.5 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of September 30, 2016, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.41%, down from 3.48% at June 30, 2016, comprised of the following weighted average coupons:

•	3.09% for 15 year securities;

•	3.30% for 20 year securities; and

•	3.50% for 30 year securities.

As of September 30, 2016, the Company's $1.3 billion non-agency portfolio was comprised of approximately 30% Alt-A, 25% credit risk transfer, 16% prime, 15% option ARM and 14% subprime securities.

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the third quarter of 2016 was 13.0%, up from 11.7% during the second quarter. The CPR published in October 2016 for the Company's agency portfolio held as of September 30, 2016 was 13.3%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2016 was 10.1%, consistent with June 30, 2016.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(6.9) million, or $(0.15) per common share. The Company recognized approximately $(0.7) million, or $(0.01) per common share, of “catch-up” premium amortization expense during the quarter, due to changes in projected CPR estimates for the Company's existing agency securities during the quarter. The weighted

MTGE Investment Corp.
November 2, 2016

average cost basis of the Company's agency securities was 105.3% of par and the unamortized agency net premium was $146.9 million as of September 30, 2016.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 86.1% of par as of September 30, 2016. Accretion income on the non-agency portfolio for the quarter was $6.1 million, or $0.13 per common share. The total net discount remaining was $198.3 million as of September 30, 2016, with $93.1 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread on its balance sheet and dollar roll funded assets for the third quarter was 2.06% compared to 1.99% in the second quarter. Excluding estimated “catch-up” amortization expense due to changes in projected CPR, the Company's average annualized net interest rate spread was 2.12% for the third quarter, compared to 2.17% in the second quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.30% for the third quarter, compared to 3.28% for the second quarter. Excluding the impact of “catch-up” premium amortization, the Company's annualized weighted average yield was 3.36% for the third quarter, compared to 3.46% for the second quarter. The Company's agency and non-agency securities asset yield excluding TBAs as of September 30, 2016 was 3.47%, up 9 bps from 3.38% as of June 30, 2016.
The Company's average cost of funds was 1.30% for the third quarter, consistent with the second quarter. The Company's average cost of funds includes the cost of repurchase agreements, Federal Home Loan Bank ("FHLB") advances and effective interest rate swaps (including those used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and FHLB advance balances outstanding. The Company's average cost of funds as of September 30, 2016 was 1.30%, compared to 1.27% as of June 30, 2016.
On a per share basis, the Company recognized $0.48 per common share of net spread and dollar roll income excluding "catch-up" premium amortization (a non-GAAP financial measure) for the third quarter, compared to $0.46 for the prior quarter. Net spread and dollar roll income for the third quarter included $0.09 per common share of dollar roll income, compared to $0.06 for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE AND HEDGING ACTIVITIES
As of September 30, 2016, $3.3 billion of the Company's repurchase agreements and $0.3 billion of FHLB advances were used to fund purchases of agency and non-agency securities, while the remaining $5.0 million of borrowings under repurchase agreements were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including TBA securities, the Company's “at risk” leverage ratio for agency and non-agency securities was 5.0x as of September 30, 2016 and averaged 4.8x during the third quarter.

MTGE Investment Corp.
November 2, 2016

The $3.3 billion borrowed under repurchase agreements as of September 30, 2016 had remaining maturities consisting of:

•	$2.1 billion of one month or less;

•	$0.3 billion between one and two months;

•	$0.3 billion between two and three months;

•	$0.1 billion between three and twelve months; and

•	$0.5 billion greater than twelve months.
As of September 30, 2016, the Company's agency and non-agency repurchase agreements had an average of 142 days remaining to maturity, down from 162 days as of June 30, 2016.
As of September 30, 2016, financing with the Federal Home Loan Bank of Des Moines had an outstanding balance of $0.3 billion and an average of 123 days remaining to maturity.
As of September 30, 2016, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing approximately 20% of the Company's equity at risk.
The Company's interest rate swap positions as of September 30, 2016 totaled $2.1 billion in notional amount, with a weighted average fixed pay rate of 1.22%, a weighted average receive rate of 0.79% and a weighted average maturity of 2.9 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $2.0 billion, an average fixed pay rate of 1.15% and a weighted average receive rate of 0.79% as of September 30, 2016 compared to a notional balance of $1.7 billion, an average fixed pay rate of 1.17% and a weighted average receive rate of 0.64% as of June 30, 2016. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of September 30, 2016, the Company held payer swaption contracts with a total notional amount of $150.0 million and a weighted average expiration of 0.9 years. These swaptions have an underlying weighted average interest rate swap term of 5.7 years and a weighted average pay rate of 3.14% as of September 30, 2016.
The Company held a $(0.5) billion net short position in U.S. Treasury securities and futures as of September 30, 2016.
As of September 30, 2016, 58% of the Company's combined funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and U.S. Treasury securities and futures, down 5% from June 30, 2016.

SERVICING
As of September 30, 2016, our servicing subsidiary Residential Credit Solutions (“RCS”) owned a portfolio of MSR with a fair market value of $50.5 million, representing approximately 28 thousand residential mortgage loans and $5.6 billion in unpaid principal balances. During the third quarter, the Company recorded $3.9 million in servicing revenues and $(6.4) million in servicing expense, which included $(2.8) million in realization of cash flows on MSR.

MTGE Investment Corp.
November 2, 2016

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate assets of $70 million financed through $49 million of secured notes payable with a weighted average interest rate of 4.81% as of September 30, 2016. During the third quarter, CHI recorded revenues of $2.4 million and expenses of $(2.1) million, including $(0.2) million of acquisition expenses related to future investments.

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the third quarter, the Company recorded $51 million in other gains (losses), net, or $1.11 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$6.7 million of net realized gain on agency and non-agency securities;

•	$(5.2) million of net unrealized loss on agency securities;

•	$33.5 million of net unrealized gain on non-agency securities;

•	$(2.0) million of net realized loss on periodic settlements of interest rate swaps;

•	$(40.5) million of net realized loss on other derivatives and securities;

•	$58.6 million of net unrealized gain on other derivatives and securities; and

•	$0.1 million of unrealized gain on mortgage servicing rights.

Realized and unrealized net gains on other derivatives and securities during the third quarter primarily include $12.7 million of net gain on interest rate swaps and swaptions and $1.2 million of net gain on U.S. Treasury securities and futures and $5.3 million of net gain and dollar roll income on TBA securities.

STOCK REPURCHASE PROGRAM
The Company also announced that its Board of Directors has terminated the Company's existing stock repurchase plan that was due to expire December 31, 2016, and replaced it with a new stock repurchase plan. Under the new stock repurchase plan, the Company is authorized to repurchase up to $100 million of its outstanding shares of common stock through December 31, 2017. The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. The Company intends to only repurchase shares under the new stock repurchase plan when the repurchase price is less than its estimate of its then current net book value per common share.

THIRD QUARTER 2016 DIVIDEND DECLARATION
On September 15, 2016, the Board of Directors of the Company declared a third quarter dividend on its common stock of $0.40 per share, which was paid on October 27, 2016 to common stockholders of record as of September 30, 2016. Since its August 2011 initial public offering, the Company has declared and paid a total of $563.2 million in common stock dividends, or $13.25 per common share.

On September 15, 2016, the Board of Directors of the Company declared a third quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on October 17, 2016 to preferred stockholders of record as of October 1, 2016.

MTGE Investment Corp.
November 2, 2016

Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $10.5 million in Series A Preferred Stock dividends, or $4.8693625 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
November 2, 2016

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value	$2,952,851	$3,460,643	$3,298,466	$3,217,252	$3,356,523
Non-agency securities, at fair value	1,285,266	1,261,640	1,254,709	1,557,671	1,479,586
U.S. Treasury securities, at fair value	4,995	33,525	—	—	147,454
Land	4,383	4,383	—	—	—
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	59,492	59,931	—	—	—
Cash and cash equivalents	122,872	109,149	130,750	169,319	170,745
Restricted cash	44,608	97,385	85,503	95,636	76,868
Interest receivable	10,006	10,534	11,038	11,629	11,586
Derivative assets, at fair value	6,583	9,624	5,073	8,151	14,519
Receivable for securities sold	158,024	—	4,595	2,565	167,433
Receivable under reverse repurchase agreements	166,542	51,156	14,615	281,618	691,772
Mortgage servicing rights, at fair value	50,535	53,321	59,930	83,647	83,495
Other assets	42,656	41,942	45,464	54,914	58,016
Total assets	$4,908,813	$5,193,233	$4,910,143	$5,482,402	$6,257,997
Liabilities:
Repurchase agreements	$3,284,942	$3,302,343	$3,571,059	$3,664,715	$3,805,390
Federal Home Loan Bank advances	273,700	273,700	273,700	442,900	487,900
Notes payable	49,221	49,300	—	—	—
Payable for securities purchased	76,006	442,943	18,085	—	167,703
Derivative liabilities, at fair value	23,414	83,751	78,001	58,850	80,139
Dividend payable	19,436	19,436	19,421	20,167	21,121
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	166,327	51,128	—	266,001	603,709
Accounts payable and other accrued liabilities	19,129	23,610	24,272	38,657	40,443
Total liabilities	3,912,175	4,246,211	3,984,538	4,491,290	5,206,405
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798, 45,798, 45,759, 47,626 and 50,010 issued and outstanding, respectively	458	458	458	476	500
Additional paid-in capital	1,122,459	1,122,425	1,122,026	1,146,797	1,181,634
Retained deficit	(179,640)	(229,222)	(249,918)	(209,200)	(183,581)
Total MTGE Investment Corp. stockholders' equity	996,316	946,700	925,605	991,112	1,051,592
Noncontrolling interests	322	322	—	—	—
Total stockholders' equity	996,638	947,022	925,605	991,112	1,051,592
Total liabilities and stockholders' equity	$4,908,813	$5,193,233	$4,910,143	$5,482,402	$6,257,997

Net book value per common share	$20.55	$19.47	$19.03	$19.66	$19.93

MTGE Investment Corp.
November 2, 2016

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income:
Agency securities	$19,028	$18,303	$17,373	$23,587	$19,988
Non-agency securities	16,410	16,986	19,734	20,375	19,760
Other	153	165	165	90	67
Interest expense	(10,082)	(9,576)	(9,780)	(8,199)	(7,586)
Net interest income	25,509	25,878	27,492	35,853	32,229
Servicing:
Servicing income	3,904	4,166	9,649	13,870	11,576
Servicing expense	(6,394)	(9,949)	(17,905)	(18,856)	(15,580)
Net servicing loss	(2,490)	(5,783)	(8,256)	(4,986)	(4,004)
Healthcare:
Healthcare real estate income	2,424	914	—	—	—
Healthcare real estate expense	(2,074)	(1,103)	—	—	—
Net healthcare income (loss)	350	(189)	—	—	—
Other gains (losses), net:
Realized gain on agency securities, net	5,913	2,668	420	2,762	175
Realized gain (loss) on non-agency securities, net	756	3,644	(1,635)	(732)	8
Realized loss on periodic settlements of interest rate swaps, net	(2,041)	(2,531)	(3,830)	(3,900)	(3,793)
Realized loss on other derivatives and securities, net	(40,483)	(9,724)	(36,572)	(2,878)	(27,724)
Unrealized gain (loss) on agency securities, net	(5,228)	25,098	49,880	(40,972)	32,583
Unrealized gain (loss) on non-agency securities, net	33,462	15,854	(11,324)	(16,120)	(13,104)
Unrealized gain (loss) on other derivatives and securities, net	58,563	(3,290)	(22,280)	28,444	(18,654)
Unrealized gain (loss) on mortgage servicing rights	62	(3,788)	(9,027)	3,176	(5,260)
Impairment of intangible assets	—	—	—	—	(10,000)
Total other gains (losses), net	51,004	27,931	(34,368)	(30,220)	(45,769)
Expenses:
Management fees	3,525	3,659	3,815	4,042	4,250
General and administrative expenses	1,794	3,771	2,042	2,057	1,845
Total expenses	5,319	7,430	5,857	6,099	6,095
Income (loss) before tax	69,054	40,407	(20,989)	(5,452)	(23,639)
Provision for excise and income tax, net	(31)	(281)	(308)	—	(373)
Net income (loss)	69,023	40,126	(21,297)	(5,452)	(24,012)
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net (income) loss attributable to noncontrolling interests	(5)	6	—	—	—
Net income (loss) available to common stockholders	$67,901	$39,015	$(22,414)	$(6,569)	$(25,129)

Net income (loss) per common share - basic and diluted	$1.48	$0.85	$(0.48)	$(0.13)	$(0.49)

MTGE Investment Corp.
November 2, 2016

Weighted average number of common shares outstanding - basic	45,798	45,777	46,651	48,886	50,815
Weighted average number of common shares outstanding - diluted	45,801	45,778	46,666	48,898	50,828

Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.50

MTGE Investment Corp.
November 2, 2016

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income:
Agency securities	$19,028	$18,303	$17,373	$23,587	$19,988
Non-agency securities and other	16,563	17,151	19,899	20,465	19,827
Interest expense	(10,082)	(9,576)	(9,780)	(8,199)	(7,586)
Net interest income	25,509	25,878	27,492	35,853	32,229
Dividend income from investments in agency mortgage REIT equity securities (2)	—	—	244	—	—
Realized loss on periodic settlements of interest rate swaps, net	(2,041)	(2,531)	(3,830)	(3,900)	(3,793)
Dollar roll income	4,231	2,560	136	1,708	3,201
Adjusted net interest and dollar roll income	27,699	25,907	24,042	33,661	31,637
Operating expenses (3)	(5,319)	(7,430)	(5,857)	(6,099)	(6,095)
Less: non-recurring costs	—	1,745	—	—	—
Net spread and dollar roll income	22,380	20,222	18,185	27,562	25,542
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common stockholders	21,263	19,105	17,068	26,445	24,425
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	674	2,067	3,532	(1,012)	1,610
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$21,937	$21,172	$20,600	$25,433	$26,035

Weighted average number of common shares outstanding - basic	45,798	45,777	46,651	48,886	50,815
Weighted average number of common shares outstanding - diluted	45,801	45,778	46,666	48,898	50,828

Net spread and dollar roll income per common share- basic and diluted	$0.46	$0.42	$0.37	$0.54	$0.48
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.48	$0.46	$0.44	$0.52	$0.51

MTGE Investment Corp.
November 2, 2016

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net income (loss)	$69,023	$40,126	$(21,297)	$(5,452)	$(24,012)
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	5,228	(25,098)	(49,880)	40,972	(32,583)
Non-agency securities	(33,462)	(15,854)	11,324	16,120	13,104
Derivatives and other securities	(58,625)	7,078	31,307	(31,620)	23,914
Amortization / accretion	(173)	67	1,244	(3,521)	(1,053)
Capital losses (gains) in excess of capital gains (losses) (4)	(8,415)	(12,015)	11,868	(5,464)	1,888
Other realized losses, net	37,097	12,776	24,147	3,453	24,694
Taxable REIT subsidiary loss and other	2,516	6,070	8,565	5,304	14,377
Total book to tax difference	(55,834)	(26,976)	38,575	25,244	44,341
Estimated taxable income	13,189	13,150	17,278	19,792	20,329
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common stockholders	$12,072	$12,033	$16,161	$18,675	$19,212

Weighted average number of common shares outstanding - basic	45,798	45,777	46,651	48,886	50,815
Weighted average number of common shares outstanding - diluted	45,801	45,778	46,666	48,898	50,828

Net estimated taxable income per common share - basic and diluted	$0.26	$0.26	$0.35	$0.38	$0.38
Estimated cumulative undistributed REIT taxable income per common share	$(0.29)	$(0.16)	$(0.02)	$0.04	$0.05

Beginning cumulative non-deductible capital losses	$126,808	$138,823	$126,955	$132,419	$130,531
Current period net capital loss (gain)	(8,415)	(12,015)	11,868	(5,464)	1,888
Ending cumulative non-deductible capital losses	$118,393	$126,808	$138,823	$126,955	$132,419
Ending cumulative non-deductible capital losses per common share	$2.59	$2.77	$3.03	$2.67	$2.65

MTGE Investment Corp.
November 2, 2016

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(5)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Ending agency securities, at fair value	$2,952,851	$3,460,643	$3,298,466	$3,217,252	$3,356,523
Ending agency securities, at cost	$2,901,788	$3,404,351	$3,267,272	$3,235,938	$3,334,238
Ending agency securities, at par	$2,754,915	$3,239,547	$3,108,935	$3,073,198	$3,178,229
Average agency securities, at cost	$3,043,411	$3,055,384	$3,162,358	$3,384,168	$3,370,767
Average agency securities, at par	$2,891,174	$2,909,043	$3,006,552	$3,218,156	$3,213,650

Ending non-agency securities, at fair value	$1,285,266	$1,261,640	$1,254,709	$1,557,671	$1,479,586
Ending non-agency securities, at cost	$1,232,716	$1,242,552	$1,251,474	$1,543,113	$1,448,908
Ending non-agency securities, at par	$1,431,032	$1,436,821	$1,452,195	$1,759,482	$1,676,165
Average non-agency securities, at cost	$1,249,631	$1,245,787	$1,395,485	$1,509,545	$1,429,926
Average non-agency securities, at par	$1,448,546	$1,442,535	$1,604,823	$1,730,822	$1,663,642

Net TBA portfolio - as of period end, at fair value (6)	$1,209,459	$295,332	$200,324	$44,988	$543,897
Net TBA portfolio - as of period end, at cost (6)	$1,205,003	$287,515	$197,430	$44,181	$533,496
Average net TBA portfolio, at cost (6)	$704,098	$459,956	$(24,544)	$201,280	$305,462

Average total assets, at fair value	$4,924,603	$4,858,429	$5,189,108	$5,948,023	$6,224,595
Average agency and non-agency repurchase agreements and advances	$3,682,233	$3,692,354	$3,933,580	$4,239,674	$4,118,008
Average stockholders' equity (7)	$980,655	$948,439	$950,181	$1,029,814	$1,099,139

Average coupon	3.34%	3.34%	3.31%	3.28%	3.15%
Average asset yield	3.30%	3.28%	3.26%	3.59%	3.31%
Average cost of funds (8)	1.30%	1.31%	1.39%	1.13%	1.09%
Average net interest rate spread	2.00%	1.97%	1.87%	2.46%	2.22%
Average net interest rate spread, including TBA dollar roll (6)(9)	2.06%	1.99%	1.90%	2.45%	2.27%
Average net interest rate spread, including TBA dollar roll, excluding estimated “catch-up” premium amortization (6)	2.12%	2.17%	2.21%	2.37%	2.40%
Average coupon as of period end	3.31%	3.32%	3.33%	3.30%	3.17%
Average asset yield as of period end	3.47%	3.38%	3.43%	3.60%	3.45%
Average cost of funds as of period end	1.30%	1.27%	1.32%	1.23%	1.16%
Average net interest rate spread as of period end	2.17%	2.11%	2.11%	2.37%	2.29%

MTGE Investment Corp.
November 2, 2016

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Average actual CPR for agency securities held during the period	13.0%	11.7%	8.0%	9.0%	11.0%
Average projected life CPR for agency securities as of period end	10.1%	10.1%	10.1%	8.5%	8.6%

Leverage - average during the period (10)	4.0x	4.2x	4.4x	4.4x	4.1x
Leverage - average during the period, including net TBA position (6)	4.8x	4.7x	4.4x	4.6x	4.4x
Leverage - as of period end (11)	3.7x	4.5x	4.4x	4.4x	4.2x
Leverage - as of period end, including net TBA position (6)	5.0x	4.9x	4.6x	4.5x	4.7x

Expenses % of average total assets - annualized	0.4%	0.6%	0.5%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.2%	3.2%	2.5%	2.3%	2.2%
Net book value per common share as of period end	$20.55	$19.47	$19.03	$19.66	$19.93
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Economic return (loss) on common equity - annualized	30.4%	17.8%	(4.7)%	2.6%	(7.1)%
————————

(1)	Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in agency mortgage REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS and healthcare real estate expenses.

(4)
The Company's estimated taxable income for the third quarter excludes $0.18 per common share of estimated net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(5)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(6)	Includes the impact of $200.0 million notional amount of forward settling specified pools as of September 30, 2016

(7)	Excluding the Company's investments in RCS and healthcare real estate investments, the average stockholder's equity for the third quarter was $915.9 million.

(8)	Average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(9)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on other derivatives and securities, net.

(10)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

(11)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE will hold a stockholder call and live audio webcast on November 3, 2016 at 8:30 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the MTGE Investment Corp. stockholder call.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q3 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call. An archived audio of the stockholder call combined with the slide presentation will be available on the MTGE

MTGE Investment Corp.
November 2, 2016

website after the call on November 3, 2016. In addition, there will be a phone recording available one hour after the live call on November 3, 2016 through November 17, 2016. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10093708.

For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income” and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as “adjusted net interest and dollar roll income”) less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs. “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by

MTGE Investment Corp.
November 2, 2016

the Company's management in its financial and operational decision-making. The Company also believes it is important for users to consider information related to its current financial performance without the effects of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

Specifically, in the case of “adjusted net interest and dollar roll income,” the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs and the inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring costs associated with the American Capital, Ltd. strategic review process and subsequent acquisition of the Company’s external manager by AGNC Investment Corp. reported in general and administrative expense under GAAP is meaningful as they are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.